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                                                                       EXHIBIT 5


                         [LETTERHEAD OF WIGGIN & DANA]


                                            May 3, 1994



Aquarion Company
835 Main Street
Bridgeport, Connecticut  06601-2353

        Re:  Aquarion Company Stock Incentive,
             Directors' Deferred Compensation and
             Long Term Incentive Plans
             Registration Statement on Form S-8
             ------------------------------------

Ladies and Gentlemen:

        We are counsel for Aquarion Company, a Delaware corporation (the "Company"), and issue the following opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering by the Company of an additional 1,200,000 shares of its Common Stock, no par value (stated value $1.00 per share) (the "Shares"), in connection with the Company's Incentive Stock Plan, Directors' Deferred Compensation Plan and Long Term Incentive Plan (the "Plans").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and By-laws of the Company, each as amended and such other documents, coporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

        We are members of the Bar of the State of Connecticut and we express no opinion as to the law of any jurisdiction other

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Aquarion Company
May 3, 1994
Page 2


than the laws of the State of Connecticut and Delaware corporate law.

        Subject to the foregoing and based on such examination and review, we are of the opinion that:

        1. The Company is a corporation organized and existing in good standing under the laws of the State of Delaware.

        2. When the Registration Statement has become effective under the Act and the Shares have been delivered against payment therefor in accordance with applicable provisions of the Plans, the Shares issued pursuant to the Plans will be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        Wiggin & Dana


                                        By /s/ Anthony M. Macleod
                                           --------------------------
                                               Anthony M. Macleod
                                                    A Partner




Wiggin & Dana